Exhibit 4.4

Number

RIGHT

VERNAL CAPITAL ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CUSIP [      ]

This certifies that, for value received ______________________, or registered assigns, is the registered holder of a right or rights (the “Right”) to automatically receive one-fourth of one ordinary share, $0.0001 par value (the “Ordinary Share”), of VERNAL CAPITAL ACQUISITION CORP. (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Memorandum and Articles of Association, the Right shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional share upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

Dated:

Chief Executive Officer	Secretary

VERNAL CAPITAL ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Company) to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as Tenants in Common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as Tenants by the Entirety
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________________________________ hereby sells, assigns and transfers unto _____________________________ (insert name and social security number or other identifying number of assignee) whose address is _______________________ ________________________________________________, ____________________ Rights represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________ Attorney to transfer the said Rights on the books of the within named Company with full power of substitution in the premises.

Dated:
(legal signature)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed: __________________________

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17A d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).